Exhibit 8

                                November 19, 2003

To the Persons Named on
Schedule 1 Hereto

            Re:   Banc of America Commercial Mortgage Inc.
                  Commercial Mortgage Pass-Through Certificates, Series 2003-2

Ladies and Gentlemen:

            We are rendering this opinion letter pursuant to Section 3 of that certain Private Placement Agency Agreement dated as of November 13, 2003 ("Private Placement Agency Agreement"), by and between Banc of America Commercial Mortgage Inc. ("BACM") and Banc of America Securities LLC ("BAS", and in such capacity, the "Placement Agent"), and pursuant to Section 6 of that certain Underwriting Agreement dated November 13, 2003 (the "Underwriting Agreement"), by and among BACM, BAS, Bear, Stearns & Co. Inc. ("Bear"), Deutsche Bank Securities Inc. ("Deutsche Bank"), Goldman, Sachs & Co. ("Goldman Sachs") and Wachovia Capital Markets, LLC ("Wachovia" and together with BAS, Bear, Deutsche Bank and Goldman Sachs, the "Underwriters"). We have acted as special counsel to BACM, the Underwriters and the Placement Agent in connection with (i) the issuance of BACM's Commercial Mortgage Pass-Through Certificates, Series 2003-2 (the "Certificates"), consisting of thirty-nine classes: the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class XC Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class A-1A Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates, the Class BW-A Certificates, the Class BW-B Certificates, the Class BW-C Certificates, the Class BW-D Certificates, the Class BW-E Certificates, the Class BW-F Certificates, the Class BW-G Certificates, the Class BW-H Certificates, the Class BW-J Certificates, the Class BW-K Certificates, the Class BW-L Certificates, the Class HS-A Certificates, the Class HS-B Certificates, the Class HS-C Certificates, the Class HS-D Certificates, the Class HS-E Certificates, the Class R-I Certificates and the Class R-II Certificates; (ii) the sale by BACM to the Underwriters of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class B Certificates and the Class C Certificates, the Class D Certificates, the Class E Certificates (collectively, the "Publicly Offered Certificates"); (iii) the offering by BACM through the Placement Agent of the Class XC Certificates, the Class XP Certificates, the Class A-1A Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates and the Class P Certificates (collectively, the "Privately Offered Certificates"); (iv) the offering by BACM through the Placement Agent of the Class BW-A Certificates, the Class BW-B Certificates, the Class BW-C Certificates, the Class BW-D Certificates, the Class BW-E Certificates, the Class BW-F Certificates, the Class BW-G Certificates, the Class BW-H Certificates, the Class BW-J Certificates, the Class BW-K Certificates and the Class BW-L Certificates (collectively, the "Class BW Certificates"); and (v) the offering by BACM through the Placement Agent of the Class HS-A Certificates, the Class HS-B Certificates, the Class HS-C Certificates, the Class HS-D Certificates and the Class HS-E Certificates (collectively, the "Class HS Certificates").

            The Certificates are being issued pursuant to that certain Pooling and Servicing Agreement, dated as of November 1, 2003 (the "Pooling and Servicing Agreement"), by and among BACM, as depositor, Bank of America, N.A., as master servicer, Midland Loan Services, Inc., as special servicer and Wells Fargo Bank Minnesota, N.A., as trustee and REMIC administrator. Capitalized terms used and not otherwise defined herein have the meanings given to them in the Pooling and Servicing Agreement. The Certificates will evidence beneficial ownership interests in a trust fund (the "Trust Fund"), the assets of which will consist of a pool of mortgage loans identified on Schedule I to the Pooling and Servicing Agreement, together with certain related assets.

            In rendering the opinion set forth below, we have examined and relied upon originals, copies or specimens, certified or otherwise identified to our satisfaction, of the Pooling and Servicing Agreement, the Prospectus Supplement and Prospectus, each dated November 13, 2003, relating to Publicly Offered Certificates, the Private Placement Memorandum, dated November 13, 2003, relating to the Privately Offered Certificates (the "Private Placement Memorandum"), the Private Placement Memorandum, dated November 13, 2003, relating to the Class BW Certificates (the "Class BW Private Placement Memorandum"), and the Private Placement Memorandum, dated November 13, 2003, relating to the Class HS Certificates (the "Class HS Private Placement Memorandum"), specimen forms of the Certificates and such certificates, corporate records and other documents, agreements, opinions and instruments, including, among other things, those delivered at the closing of the purchase and sale of the Certificates, as we have deemed necessary as a basis for such opinion hereinafter expressed. In connection with such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, agreements and instruments submitted to us as originals, the conformity to original documents, agreements and instruments of all documents, agreements and instruments submitted to us as copies or specimens, the conformity of the text of each document filed with the Securities and Exchange Commission through the EDGAR System to the printed document review by us, the authenticity of the originals of such documents, agreements and instruments submitted to us as copies or specimens, and the accuracy of the matters set forth in the documents, agreements and instruments we reviewed. As to any facts material to such opinion that were not known to us, we have relied upon statements, certificates and representations of officers and other representatives of BACM, the Trustee, the REMIC Administrator, the Placement Agent and the Underwriters and of public officials.

            In rendering the opinion below, we do not express any opinion concerning the laws of any jurisdiction other than the substantive federal laws of the United States of America.

            Based upon and subject to the foregoing, we are of the opinion that, assuming that the elections required by Section 860D(b) of the Internal Revenue Code of 1986, as amended (the "Code"), are properly made, and assuming compliance with all relevant provisions of the Pooling and Servicing Agreement as in effect on the Closing Date, and with any subsequent changes in law, including any amendments to the Code or applicable Treasury Regulations thereunder, (a) REMIC I, REMIC II and the Component Mortgage Loan REMIC will each qualify for treatment for federal income tax purposes as a "real estate mortgage investment conduit", as defined in Section 860D of the Code; (b)the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class XC Certificates, the Class XP Certificates, the Class B Certificates, the Class C Certificates, the Class D Certificates, the Class E Certificates, the Class A-1A Certificates, the Class F Certificates, the Class G Certificates, the Class H Certificates, the Class J Certificates, the Class K Certificates, the Class L Certificates, the Class M Certificates, the Class N Certificates, the Class O Certificates, the Class P Certificates (other than the portion representing the right to Excess Interest), the Class HS-A Certificates, the Class HS-B Certificates, the Class HS-C Certificates, the Class HS-D Certificates and the Class HS-E Certificates will constitute "regular interests" in REMIC II and the Class R-II Certificates will constitute the sole class of "residual interest" in REMIC II within the meaning of the Code; (c) the REMIC I Regular Interests LA-1-1, LA-1-2, LA-1-3, LA-1A-1, LA-1A-2, LA-1A-3, LA-1A-4, LA-1A-5, LA-1A-6, LA-1A-7, LA-1A-8, LA-2. LA-3-1,
LA-3-2, LA-3-3, LA-4-1, LA-4-2, LA-4-3, LA-4-4, LB, LC, LD, LE, LF-1, LF-2,
LG-1, LG-2, LH-1, LH-2, LJ-1, LJ-2, LK, LL-1, LL-2, LM, LN, LO, LP, LHSA, LHSB, LHSC, LHSD and LHSE will constitute "regular interests" in REMIC I, and the REMIC I Residual Interest, which will be represented by the Class R-I Certificates, will represent the sole class of "residual interests" in REMIC I within the meaning of the Code; (d) the BW Component Mortgage Loan REMIC Senior Regular Interest, the Class BW-A Certificates, the Class BW-B Certificates, the Class BW-C Certificates, the Class BW-D Certificates, the Class BW-E Certificates, the Class BW-F Certificates, the Class BW-G Certificates, the Class BW-H Certificates, the Class BW-J Certificates, the Class BW-K Certificates and the Class BW-L Certificates will constitute "regular interests" in the Component Mortgage Loan REMIC, and the Component Mortgage Loan REMIC Residual Interest, which will be represented by the Class R-I Certificates, will constitute the sole class of "residual interests" in the Component Mortgage Loan REMIC within the meaning of the Code, (e) the portion of the Trust Fund consisting of the Excess Interest, Excess Interest Distribution Account and any proceeds thereof will be treated for federal income tax purposes as a grantor trust under subpart E, Part I of subchapter J of the Code; and (f) the Class P Certificates also will represent an undivided beneficial interest in the Excess Interest and the Excess Interest Distribution Account.

            We are furnishing this letter to you solely for your benefit in connection with the transactions referred to herein. This letter is not to be relied upon, used, circulated, quoted or otherwise referred to by any other person or for any other purpose without our prior written consent.

                                    Very truly yours,

                                    /s/ Cadwalader, Wickersham & Taft LLP



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                                                                      SCHEDULE 1

Banc of America Securities LLC
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255

Banc of America Commercial Mortgage Inc.
214 North Tryon Street
NC1-027-21-02
Charlotte, North Carolina 28255

Bank of America, N.A.
Bank of America Corporate Center
100 North Tryon Street
Charlotte, North Carolina  28255

Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019

Goldman, Sachs & Co.
85 Broad Street
New York, New York  10004

Bear, Stearns & Co. Inc.
383 Madison Avenue
New York, New York  10179

Standard and Poor's Ratings Services,
   a division of The McGraw-Hill Companies, Inc.
55 Water Street
New York, New York 10041

Wachovia Capital Markets, LLC
301 South College Street
One Wachovia Center
Charlotte, North Carolina  28288-0166

Fitch Ratings
One State Street Plaza
New York, New York 10004

Wells Fargo Bank Minnesota, N.A.
9062 Old Annapolis Road
Columbia, Maryland  21045-1951